SCHEDULE 14A INFORMATION
                                 Proxy Statement
        Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           HIRSCH INTERNATIONAL CORP.
                (Name of Registrant as Specified In Its Charter)

                             Paul Levine, Secretary
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check Appropriate Box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4) Proposed maximum aggregate value of transaction:


[x] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid: $125.00

     2) Form, Schedule or Registration Statement: Preliminary Proxy Statement

     3) Filing Party: Paul Levine, Secretary, Hirsch International Corp.

     4) Date Filed: May 13, 1996

                           HIRSCH INTERNATIONAL CORP.
                            (a Delaware corporation)


                              NOTICE OF 1996 ANNUAL
                          MEETING OF STOCKHOLDERS TO BE
                       HELD AT 10:00 A.M. ON JUNE 21, 1996


To the Stockholders of HIRSCH INTERNATIONAL CORP.:

         NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders (the "Meeting") of HIRSCH INTERNATIONAL CORP. (the "Company") will be held on June 21, 1996, at 10:00 A.M. at The Huntington Hilton, 598 Broadhollow Road, Melville, New York 11747 for the following purposes:

1.   to elect six directors;

2. to consider and act upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock, par value $.01 per share, from 9,500,000 shares to 20,000,000, shares;

3. to consider and act upon a proposal to amend the Company's Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 196,875 to 600,000;

4. to consider and act upon a proposal to ratify the bonus provisions of the Company's employment agreements with its President and Executive Vice President;

5. to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending January 31, 1997; and

6. to transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.

     The Board of Directors has fixed April 22, 1996, at the close of business, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, and only holders of record of shares of the Company's Common Stock at the close of business on that day will be entitled to vote. The stock transfer books of the Company will not be closed.

     A complete list of stockholders entitled to vote at the Meeting shall be available at the offices of the Company during ordinary business hours from May 22, 1996, until the Meeting for examination by any stockholder for any purpose germane to the Meeting. This list will also be available at the Meeting.

     All stockholders are cordially invited to attend the Meeting in person. However, whether or not you expect to be present at the Meeting, you are urged to mark, sign, date and return the enclosed Proxy, which is solicited by the Board of Directors, as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Meeting. The shares represented by the Proxy will be voted according to your specified response. The Proxy is revocable and will not affect your right to vote in person in the event you attend the Meeting.

                                             By Order of the Board of Directors


                                             Paul Levine, Secretary
Hauppauge, New York
May 23, 1996

                           HIRSCH INTERNATIONAL CORP.
                             200 Wireless Boulevard
                               Hauppauge, NY 11788
                         ------------------------------
                                 PROXY STATEMENT
                         ------------------------------

                       1996 ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD AT 10:00 A.M. ON JUNE 21, 1996

     The enclosed proxy is solicited by the Board of Directors of HIRSCH INTERNATIONAL CORP. (the "Company") in connection with the 1996 Annual Meeting of Stockholders (the "Meeting") to be held on June 21, 1996, at 10:00 a.m. at The Huntington Hilton, 598 Broadhollow Road, Melville, N.Y. 11747 and any adjournment thereof. The Board of Directors has set April 22, 1996, at the close of business, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. A stockholder executing and returning a proxy has the power to revoke it at any time before it is exercised by filing a later proxy with, or other communication to, the Secretary of the Company or by attending the Meeting and voting in person. The proxy will be voted in accordance with your directions as to:

(1)  the election of the persons listed herein as directors of the Company;

(2)  the amendment of the Company's Certificate of Incorporation;

(3)  the amendment of the Company's Stock Option Plan;

(4) the ratification of the bonus provisions of the Company's employment agreements with its President and Executive Vice President;

(5) the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending January 31, 1997; and

(6) the transaction of such other business as may properly come before the Meeting and any adjournment or postponement thereof.

     In the absence of direction, the proxy will be voted in favor of these proposals.

     The entire cost of soliciting proxies will be borne by the Company. The cost of solicitation, which represents an amount believed to be normally expended for a solicitation relating to an uncontested election of directors, will include the cost of supplying necessary additional copies of the solicitation materials and the Company's 1996 Annual Report to Stockholders (the "Annual Report") to beneficial owners of shares held of record by brokers, dealers, banks, trustees, and their nominees, including the reasonable expenses of such recordholders for completing the mailing of such materials and Annual Report to such beneficial owners.

     Only stockholders of record of the Company's 3,424,557 shares of Class A Common Stock and 2,732,249 shares of Class B Common Stock outstanding at the close of business on June 21, 1996, will be entitled to vote. In voting at the Meeting, a stockholder of record of either Class A or Class B

Common Stock will be entitled to one vote on all matters other than the election of directors, where the holders of the Class B Common Stock will elect two-thirds, i.e., four, of the directors (Class B directors), and the holders of Class A Common Stock will elect one-third, i.e., two, of the directors (Class A directors). Holders of a majority of the outstanding shares of Common Stock must be represented in person or by proxy in order to achieve a quorum to vote on all matters other than the election of directors. To vote for the Class A directors, holders of a majority of the outstanding shares of Class A Common Stock must be represented in person or by proxy in order to achieve a quorum. To vote for the Class B directors, holders of a majority of the outstanding shares of Class B Common Stock must be represented in person or by proxy in order to achieve a quorum. The Proxy Statement, the attached Notice of Meeting, the enclosed form of Proxy and the Annual Report are being mailed to stockholders on or about May 23, 1996.

                            1. ELECTION OF DIRECTORS

     Six directors are to be elected by a plurality of the votes cast at the Meeting, each to hold office until the next Annual Meeting of Stockholders and until his respective successor is elected and qualified. Of the persons named below, Messrs. Broitman and Schenendorf have been nominated for election as Class A directors and Messrs. Arnberg, Gardner, Levine and Tsonis have been nominated for election as Class B directors. The persons named in the accompanying proxy have advised management that it is their intention to vote for the election of Messrs. Broitman and Schenendorf as Class A directors and for the election of Messrs. Arnberg, Gardner, Levine and Tsonis as Class B directors unless authority is withheld.

                         Henry  Arnberg
                         Marvin  Broitman
                         Herbert M. Gardner
                         Paul Levine
                         Douglas Schenendorf
                         Tas Tsonis

     Management believes that each nominee will be able to serve. If any nominee becomes unable or unwilling to serve, proxies may be voted for the election of such person or persons as the Board of Directors determines.

Information Regarding Officers and Directors

     The following table sets forth the names and ages of the Company's directors and executive officers and the positions they hold with the Company:


NAME                             AGE                         POSITION
- ----                             ---                         --------
Henry Arnberg........             53             Director, Chairman of the Board
                                                 of Directors, President and
                                                 Chief Executive Officer

Paul Levine..........             43             Director, Executive Vice
                                                 President, Chief Operating
                                                 Officer and Secretary

Marvin Broitman......             57             Director

NAME                             AGE                         POSITION
- ----                             ---                         --------
Herbert M. Gardner...             56             Director

Brian Goldberg.......             36             Vice President and Executive
                                                 Vice President of Pulse

Douglas Schenendorf..             45             Director

Kenneth Shifrin......             38             Vice President of Finance and
                                                 Chief Financial Officer

Tas Tsonis...........             44             Director, Vice President and
                                                 President of Pulse

     Henry Arnberg has been employed by the Company since 1970 and has been a director, Chairman of the Board of Directors, President and Chief Executive Officer of the Company since 1980.

     Paul Levine has been employed by the Company since 1974 and has been a director, Executive Vice President, Chief Operating Officer and Secretary of the Company since 1981.

     Marvin Broitman was elected a director of the Company in April 1994. Since 1968, he has been Vice President of Uniwave, Inc., a company engaged in the engineering and manufacturing of automation accessory equipment for textile machinery.

     Herbert M. Gardner was elected a director in April 1994. Since 1978, Mr. Gardner has been a Senior Vice President of Janney Montgomery Scott Inc., an investment banking firm and the underwriter of the Company's initial public offering. Mr. Gardner is Chairman of the Board and President of Supreme Industries, a specialized truck manufacturer and Chairman of the Board and a director of Contempri Homes, Inc., a manufacturer of modular homes. Mr. Gardner is also a director of Shelter Components Corporation, a supplier to the manufactured housing and recreational vehicle industries, Nu Horizons Electronics Corp., an electronic component distributor, Transmedia Network, Inc., a specialized charge card company, TGC Industries, Inc., a specialty packaging products manufacturer and geophysical services company and The Western Transmedia Company, Inc., a franchisee of Transmedia Network for the states of California, Oregon and Washington.

     Brian Goldberg was elected Vice President of the Company in September 1994. In 1982, Mr. Goldberg co-founded Pulse and has been retained or employed by Pulse Microsystems Ltd. since that time. Since 1989, Mr. Goldberg has been the Executive Vice President of Pulse.

     Douglas Schenendorf was elected a director of the Company in April 1994. Since 1980, he has been the President of D.S.I. Associates, Inc., an insurance brokerage firm.

     Kenneth Shifrin is a Certified Public Accountant and has been employed by the Company since 1989. From January 1989 until October 1992, he was Controller of the Company. Since November 1992, he has been Vice President of Finance and Chief Financial Officer of the Company.

     Tas Tsonis was elected a director of the Company in April 1994 and Vice President of the Company in September 1994. Mr. Tsonis co-founded Pulse in 1982 and has been retained or employed by Pulse since that time. Since 1989, Mr. Tsonis has been the President of Pulse.

     All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. The Company's officers are elected annually by the Board of Directors and serve at the discretion of the Board. There are no family relationships between any of the directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

     The Company's By-Laws provide that the Company shall indemnify each director and such of the Company's officers, employees and agents as the Board of Directors shall determine from time to time to the fullest extent provided by the laws of the State of Delaware.

     The Company carries insurance providing indemnification, under certain circumstances, to all of its directors and officers for claims against them by reason of, among other things, any act or failure to act in their capacities as directors or officers. The current annual premium for such insurance is approximately $95,000, all of which is paid by the Company. To date, no sums have been paid to any past or present director or officer of the Company under this or any prior indemnification insurance policy.

     The Company has also entered into Indemnity Agreements with all of its directors and executive officers. The Indemnity Agreements provide for indemnification of the Company's directors and officers to the fullest extent permitted by the provisions of the General Corporation Law of the State of Delaware.

     The Indemnity Agreements provide that the Company will pay any costs which an indemnitee actually and reasonably incurs because of any claims made against him by reason of the fact that he is or was a director or officer of the Company, except that the Company is not obligated to make any payment which the Company is prohibited by law from paying as indemnity, or where (a) a final determination is rendered on a claim based upon the indemnitee's obtaining a personal profit or advantage to which he was not legally entitled; (b) a final determination is rendered on a claim for an accounting of profits made in connection with a violation of Section 16(b) of the Securities Exchange Act of 1934, or similar state or common law provisions; (c) a claim where the indemnitee was adjudged to be deliberately dishonest; or (d) a final determination is rendered that indemnification is not lawful.

Director's Compensation

     Directors who are employees of the Company or its subsidiaries receive no compensation, as such, for service as members of the Board other than reimbursement of expenses incurred in attending meetings. Directors who are not employees of the Company or its subsidiaries receive an annual directors' fee of $6,000 plus $1,000 for each board meeting and $500 for each committee meeting attended. In addition, all non-employee directors participate in the Company's 1994 Non-Employee Director Stock Option Plan and are reimbursed for expenses incurred in attending such meetings. The Company's officers are elected annually by the Board of Directors and serve at the discretion of the Board.


Meetings and Committees of the Board of Directors

     The Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee. The Board of Directors does not have a nominating committee or a committee performing the functions of a nominating committee.

     The members of the Audit Committee are Henry Arnberg, Marvin Broitman, Herbert M. Gardner and Douglas Schenendorf. The Audit Committee held two meetings during the fiscal year ended January 31, 1996. The function of the Audit Committee is to recommend annually to the Board of Directors the appointment of the independent public accountants of the Company, discuss and review the scope and the fees of the prospective annual audit and review the results thereof with the independent public accountants, review and approve non-audit services of the independent public accountants, review compliance with existing major accounting and financial policies of the Company, review the adequacy of the financial organization of the Company and review management's procedures and policies relative to the adequacy of the Company's internal accounting controls.

     Messrs. Broitman, Gardner and Schenendorf also serve on the Stock Option and Compensation Committees. The Compensation Committee did not meet during fiscal 1996 and the Stock Option Committee acted two times by unanimous consent. The function of the Compensation Committee is to determine the compensation of the Company's executives. The Stock Option Committee administers the Company's stock option plans and awards stock options.

     The Board of Directors met on four occasions and acted two times by unanimous written consent during the last fiscal year.

Key Employees

     The following table sets forth the names and ages of the Company's key employees:

NAME                                AGE                      POSITION
- ----                                ---                      --------
Kristof Janowski.......              43            Vice President-Midwest Sales

Theodore Pawelec.......              45            Vice President-HAPL Leasing

Michael P. Petaja .....              30            Corporate Controller

Lisa Muller............              35            Manager of Brother Sales and
                                                   Customer and Software Support

Susan Lange............              46            Manager of Human Resources


     Kristof Janowski has been employed by the Company as Vice President of Midwest sales since October 1994. Since 1987, Mr. Janowski has been employed by the Company as Sales Manager for the Midwest region.

     Theodore Pawelec has been employed by the Company as Vice President of HAPL Leasing since May 1993. From June 1991 to May 1993, Mr. Pawelec was an independent consultant to various leasing corporations. From November 1988 to June 1991, Mr. Pawelec was Senior Vice President of Tiger Leasing Corp.

     Michael P. Petaja is a Certified Public Accountant and has been employed by the Company as Corporate Controller since August 1994. Prior to joining the Company, Mr. Petaja was an audit manager for Deloitte & Touche LLP where he had been employed since September 1987. Mr. Petaja received a Bachelor of Science in Accounting from the New York Institute of Technology in 1987.

     Lisa Muller has been employed by the Company since 1983 and is Manager of Brother Sales and Customer Software Support.

     Susan Lange has been employed by the Company since 1988 and is Manager of Human Resources.

Executive Compensation

     The following table sets forth the compensation paid or accrued by the Company during the three fiscal years ended January 31, 1996, 1995 and 1994 to the Company's Chief Executive Officer and to each of the Company's Executive Officers whose total cash compensation for such periods exceeded $100,000 (the "Named Executives"):

                           SUMMARY COMPENSATION TABLE


                                                                     Annual Compensation            Long Term Compensation
                                                                     -------------------                    Awards
                                                                                                    ----------------------


                                                                                       Other
Name and                                                                              Annual
Principal Position                                                                    Compen-                    All other
- ------------------                        Fiscal         Salary         Bonus         sation                      Compen-
                                           Year            ($)           ($)            ($)         Options      sation ($)
                                          -----          ------         ------         -----        -------      ----------

Henry Arnberg..............................1996          $ 365,049      $ 680,796     $ 17,849       3,125        $ 3,000
 Chairman of the Board of                  1995          $ 371,347      $ 479,405     $ 13,806       9,375        $ 3,000
 Directors, President and                  1994          $ 612,230      $   -0-       $ 16,111         -          $ 8,994
 Chief Executive Officer

Paul Levine................................1996          $ 365,049      $ 680,796     $ 16,817       3,125        $ 3,000
 Executive Vice President,                 1995          $ 370,701      $ 479,405     $ 20,648       9,375        $ 3,000
 Chief Operating Officer                   1994          $ 600,216      $   -0-       $ 11,640         -          $ 8,994
 and Secretary

Kenneth Shifrin........................... 1996          $ 104,300      $ 272,318     $  2,572         -          $ 2,075
 Vice President-Finance and                1995          $ 100,715      $ 191,761         -          1,641            450
 Chief Financial Officer                   1994          $  90,396      $  35,000         -            -                -

Tas Tsonis.................................1996          $ 308,591      $ 355,306     $  9,600       1,563              -
 Vice President and President of           1995          $ 300,000      $ 116,917     $  8,800      19,043              -
Pulse Microsystems Ltd.                    1994              -             -             -              -               -

Brian Goldberg.............................1996          $ 308,591      $ 355,306     $  9,600       1,563              -
 Vice President and Executive Vice         1995          $ 300,000      $ 116,917     $  8,800      19,043              -
 President of Pulse Microsystems Ltd.      1994              -             -              -           -                 -

Stock Options

     The following table discloses information concerning stock options granted to the Named Executives during the Company's fiscal year ended January 31, 1996.



                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                   Potential Realizable
                                         Individual Grants                                         Value at Assumed
                                         -----------------                                         Annual Rates of Stock
                                                                                                   Price Appreciation for
                                                                                                   Option Term
                                                                                                   ----------------------

                                       % of Total                     Market
                                        Options         Exercise or  Price on
                    Options      Granted to Employees   Base Price    Date of    Expiration
      Name        Granted (#)      in Fiscal Year       ($/share)     Grant        Date         5%($)               10%($)
      ----        -----------      --------------        --------     ------       ----         -----               ------

Henry Arnberg       3,125              33.3%            $ 12.54       $11.40      6/23/00       $ 10,827           $ 23,924

Paul Levine         3,125              33.3%            $ 12.54       $11.40      6/23/00       $ 10,827           $ 23,924

Tas Tsonis          1,563              16.7%            $ 11.40       $11.40      6/23/00       $  4,923           $ 10,878

Brian Goldberg      1,563              16.7%            $ 11.40       $11.40      6/23/00       $  4,923           $ 10,878


Option Exercises and Holdings

     The following table sets forth information concerning the exercise of stock options by the Named Executives during the Company's fiscal year ended January 31, 1996, the number of options owned by the Named Executives and the value of any in-the-money unexercised stock options as of January 31, 1996.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year End Option Values
- --------------------------------------------------------------------------------------------------------------

                                                                                                 Value of
                                                                        Number of              Unexercisable
                                                                       Unexercised             In-the-Money
                                                                         Options                Options at
                                                                 at Fiscal Year End (#)     Fiscal Year End ($)

                  Shares Acquired         Value Realized             Exercisable/             Exercisable/
         Name     on Exercise (#)                $                   Unexercisable            Unexercisable
         ----     ---------------         --------------             -------------            -------------

Henry Arnberg            0                        0                  3,125/9,375             18,766/40,141

Paul Levine              0                        0                  3,125/9,375             18,766/40,141

Ken Shifrin              0                        0                  1,641/0                 11,955/0

Tas Tsonis               0                        0                 15,918/4,688            115,007/23,949

Brian Goldberg           0                        0                 15,918/4,688            115,007/23,949




                                        7




Stock Option Plans

     The Company maintains two stock option plans pursuant to which options to purchase an aggregate of 384,375 shares of Class A Common Stock may be granted.

     1993 Stock Option Plan. The 1993 Stock Option Plan was adopted by the Board of Directors in December 1993 and was approved by the stockholders of the Company in July 1994 (the "1993 Plan"). Under the 1993 Plan, 196,875 shares of
Class A Common Stock have been reserved for issuance upon exercise of options designated as either (i) incentive stock options ("ISOs") under the Internal
Revenue Code of 1986, as amended (the "Code"),  or (ii)  non-qualified  options.
ISOs may be granted under the 1993 Plan to employees and officers of the Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company.

     The purpose of the 1993 Plan is to encourage stock ownership by certain directors, officers and employees of the Company and certain other persons instrumental to the success of the Company and to give them a greater personal interest in the success of the Company. The 1993 Plan is administered by the Stock Option Committee. The Committee, within the limitations of the 1993 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the option purchase price per share and the manner of exercise, the time, manner and form of payment upon exercise of an option, and whether restrictions such as repurchase rights in the Company are to be imposed on shares subject to options. Options granted under the 1993 Plan may not be granted at a price less than the fair market value of the Class A Common Stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISOs granted to any person are exercisable for the first time by such person during any calendar year (under all stock option plans of the Company and any related corporation) may not exceed $100,000. The 1993 Plan will terminate in December 2003; however, options granted under the 1993 Plan will expire not more than five years from the date of grant. Options granted under the 1993 Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution.

     1994  Non-Employee  Director  Stock  Option  Plan.  The  1994  Non-Employee
Director  Stock Option Plan (the  "Directors  Plan") was adopted by the Board of
Directors in September 1994 and was approved by the stockholders of the Company in June 1995. The Directors Plan has 187,500 shares of Class A Common Stock reserved for issuance. Pursuant to the terms of the Directors Plan, each independent unaffiliated Director shall automatically be granted, subject to availability, without any further action by the Board of Directors or the Stock
Option Committee: (i) a non-qualified option to purchase 7,500 shares of Class A
Common Stock upon their election to the Board of Directors; and (ii) a non-qualified option to purchase 2,500 shares of Class A Common Stock on the date of each annual meeting of stockholders following their election to the Board of Directors. The exercise price of each option is the fair market value of the Company's Class A Common Stock on the date of grant. Each option expires five years from the date of grant and vests in three annual installments of 33% each on the first, second and third anniversary of the date of grant. Options granted under the Directors Plan are generally not transferrable during an optionee's lifetime but are transferrable at death by will or by the laws of descent and distribution. In the event an optionee ceases to be a member of the Board of Directors (other than by reason of death or disability), then the non-vested portion of the option immediately terminates and becomes void and any vested but unexercised portion of the option may be exercised for a period of 180 days from the date the optionee ceased to be a member of the Board of Directors. In the event of death or permanent disability of an optionee, all options accelerate and become immediately exercisable until the scheduled expiration date of the option.

                                        8





Stock Performance Graph

     The following graph compares the percentage  change in the cumulative total stockholder  return for the period beginning on February 17, 1994, and ending on
January 31, 1996,  based upon the market price of the  Company's  Class A Common
Stock,  with the cumulative total return of the S&P 500 and a defined peer group based on similar market  capitalization.  The Company has elected to compare its
yearly  percentage   change  in  total  stockholder   return  against  a  market
capitalization-based  peer group due to the lack of publicly-held competitors in the  Company's  industry.  The Company  therefore  does not believe  that it can reasonably  identify  an  industry-based  peer group.  The graph  assumes a $100 investment on February 17, 1994 in each of the indices and the  reinvestment  of any and all dividends.



Comparison of Five-Year Cumulative Total Return Among Hirsch International Corp.,
            S&P 500 Index and Market Capitalization-Based Peer Group
- ---------------------------------------------------------------------------------


    Period Ending    Hirsch International Corp.           S&P 500 Index            Market Capitalization-Based
    ------------     --------------------------           -------------                     Peer Group
                                                                                   ---------------------------

     Measurement
     Pt-2/17/94                 $100                          $100                             $100
       7/31/94                  $108                          $ 98                             $ 86
       1/31/95                  $127                          $102                             $ 79
       7/31/95                  $203                          $123                             $ 96
       1/31/96                  $209                          $141                             $ 93



Employment Agreements

     The Company has entered into five year  employment  agreements with Messrs.
Arnberg, Levine and Shifrin which expire February 17, 1999. These employment agreements provide that each of Messrs. Arnberg and Levine will receive minimum annual compensation of $350,000 for fiscal years beginning February 1, 1994. The employment agreement for Mr. Shifrin provides for minimum annual compensation of $100,000 and a bonus equal to 2% of pre-tax profits of the Company. The employment agreements for Messrs. Arnberg and Levine also provide for bonuses equal to 5% of pre-tax profits of the Company and use of an automobile. All employment agreements provide for cost of living increases, reimbursement of business expenses, health insurance and related benefits. Each employment agreement requires that all of such executive's business time be devoted to the Company and provides that it may be terminated if the executive dies or becomes disabled (defined in the employment agreement as the inability to perform duties for six consecutive months or nine months in any twelve-month period) or if the Company discontinues operating its business. All employment agreements further provide that each of Messrs. Arnberg, Levine and Shifrin will not compete with the Company during the term of the agreement and for a period of two years from the termination of the agreement. The employment agreements do not contain change of control provisions.

     Tas Tsonis and Brian Goldberg have each entered into a five-year employment agreement with Pulse, guaranteed by the Company, providing each with an annual base salary of $300,000. In addition, Messrs. Tsonis and Goldberg are entitled to an annual bonus equal to 25% of annual pre-tax profits of

                                        9




Pulse between  $400,000 and $1,200,000  and 12.5% of annual  pre-tax  profits in excess of $1,200,000. If Pulse achieves certain performance standards as defined in the employment  agreements,  each employment agreement may be extended at the option of the employee for an additional  three years upon the same terms except that the bonus  will be 3.75% of the first  $1,200,000  of pre-tax  profits  and
12.5% of the excess above $1,200,000 of pre-tax profits.  Upon expiration of the first renewal period, each employment agreement may be extended at the option of the employee for a final  two-year  term upon the same terms and  conditions  as during the first  renewal term except there is no further  right of renewal.  In addition,  each  employment  agreement  provides  for cost of living  increases, reimbursement of business expenses, health insurance and related benefits and an automobile  allowance.  Each  employment  agreement  requires  that  all of such executive's  business time be devoted to the Company.  Each Employment Agreement also  contains  provisions  for  termination  if the  employee  dies or  becomes disabled (defined in the employment agreement as the inability to perform duties for six consecutive months or nine months in any twelve-month  period) or if the
Company  discontinues  operating  its  business  or for cause (as defined in the employment  agreement).  In connection with each employment  agreement,  Messrs.
Tsonis and Goldberg entered into a non-competition  undertaking with the Company pursuant to which  Messrs.  Tsonis and Goldberg  have agreed not to compete with the  Company  during  their  term of  employment  and for a period  of two years
thereafter.   The  employment  agreements  do  not  contain  change  of  control provisions.


401(k) Plan

     The Company sponsors a voluntary contribution profit sharing plan qualified under Section 401(k) of the Code (the "401(k)  Plan").  Employees of the Company
who have attained the age of 21 and who complete one year of continuous  service are  eligible to  participate  in the 401(k)  Plan.  Under the 401(k)  Plan,  an
employee  may elect to  contribute  annually on a pre-tax  basis to a retirement account a specified  percentage  of his or her  compensation.  Each  employee is fully  vested at all times  with  respect  to his or her  contributions.  Within certain limits  prescribed by the 401(k) Plan and  applicable  law, the Board of
Directors  may  authorize  matching  contributions  and  discretionary  employer contributions  to the 401(k)  Plan up to a maximum of two percent of an eligible employee's  annual  compensation.  For fiscal 1996,  1995 and 1994,  the Company contributed $3,000,  $3,000 and $4,994,  respectively,  for the account of Henry
Arnberg and $3,000,  $3,000 and  $4,994,  respectively,  for the account of Paul
Levine.  For fiscal 1996 and 1995 the Company made  contributions  of $2,075 and
$450,  respectively,   for  Kenneth  Shifrin.  The  Company  did  not  make  any
contributions for Mr. Shifrin during fiscal 1994.

Compensation Committee Interlocks and Insider Participation in
 Compensation Decisions

     Prior to the Company's initial public offering in February 1994, the Company was privately owned by only two stockholders and did not have a Compensation Committee of its Board of Directors. In May 1994, the Company formed a Compensation Committee. Prior to the formation of the Compensation
Committee,  decisions regarding compensation were made by Henry Arnberg and Paul
Levine,  the Company's sole  stockholders and its Chairman,  President and Chief
Executive  Officer and Executive Vice  President,  Chief  Operating  Officer and
Secretary, respectively. Messrs. Arnberg and Levine, in their capacities as directors, made all decisions concerning compensation of executive officers for the Company's fiscal year ended January 31, 1994, including entering into five year employment agreements between themselves and the Company, which agreements became effective February 17, 1994 and terminate February 17, 1999.


Board Compensation Committee Report

                                       10





     The Compensation Committee of the Board of Directors (the "Committee") is composed of three independent outside directors of the Company.

     The Committee focuses on compensating Company executives on a competitive basis with other comparably sized and managed companies; in a manner consistent and supportive of overall Company objectives; and through a compensation plan which balances the long-term and short-term strategic initiatives of the Company. The Committee intends that the Company's executive compensation program will:

(1) reward executives for strategic management and enhancement of stockholder value;
(2)  reflect each executive's success at resolving key operational issues;
(3)  facilitate both the short-term and long-term planning process; and
(4) attract and retain key executives believed to be critical to the long-term success of the Company.

     The  Company's   compensation  program  for  executive  officers  generally consists of a fixed base  salary,  performance-related  annual  bonus awards and long-term  incentive  compensation  in the form of stock  options.  In addition,
Company  executives are able to participate in various  benefit plans  generally available to other full-time employees of the Company.

     In reviewing the Company and executives' performance over the past fiscal year, the Committee took into consideration, among other things, the following performance factors in making its compensation recommendations: revenues, net income and cash flow.


Base Salary

     Base salary for the Company's executives is intended to provide competitive remuneration for services provided to the Company over a one year period. Base salaries are set at levels designed to attract and retain the most appropriately qualified individuals for each of the key management level positions within the Company. Minimum base salary levels for the Named Executives are determined according to employment agreements which are in effect through February 17, 1999.

Short-term Incentives

     Short-term incentives are paid primarily to recognize specific operating performance achieved within the last fiscal year. Since such incentive payments are related to a specific year's performance, the Committee understands and accepts that such payments may vary considerably from one year to the next. The
Company's bonus program ties executive compensation directly back to the annual performance of both the individual executive and the Company overall. Through this program, in fiscal 1996, each of the Named Executives' actual bonus payment was derived from specific measures of Company and individual performance.
Depending on management level and seniority, executives within each entity are able to earn a percentage of the base salary as a performance-related bonus. The actual annual bonus awards payable to the Named Executives are based on the terms established in their employment agreements which are in effect through February 17, 1999.

Long-term Incentives

     In keeping with its desire to align long-term executive compensation with long-term shareholder value improvements, the Committee has again awarded stock option grants to executives of the Company.

                                       11




Recognizing the value of these grants in motivating long-term strategic decision making, the use of the stock options, in compensating other members of Company management was again employed by the Company. In 1996, four of the five Named
Executives received an aggregate of 9,376 stock options. Options were granted to the President and Executive Vice President of the Company at an exercise price equal to 110% of the grant date market price with the remaining options having been granted at an exercise price equal to the grant date market price, making the options valuable to these executives only if the share price appreciates.
The options vest over three years as long as the option recipient remains an employee of the Company.


Chief Executive Officer

     Through February 17, 1999, Mr. Henry Arnberg, Chief Executive Officer, will be compensated under a previously disclosed employment agreement between himself and the Company. This contract establishes the minimum levels of compensation which are to be paid to Mr. Arnberg by the Company.

     During Fiscal 1996, Mr. Arnberg received a decrease in his base salary of approximately 1.7% from the prior year's level. In addition to his base salary, Mr. Arnberg is eligible to participate in the short-term or long-term incentive programs outlined above for the other Named Executives. During Fiscal 1996, the amount of Mr. Arnberg's short-term incentive bonus was calculated based on the terms established in the employment agreement. Based on this formula, Mr.
Arnberg received a $680,796 bonus payment for fiscal year 1996.

     Finally, Mr. Arnberg was granted 3,125 stock options as part of the Company's previously described long-term incentive program. These options were granted at an exercise price equal to 110% of the grant date market price, and therefore attain value only through an increase in the publicly traded price per share. The options vest over three years.

     The  Committee  believes  that  Mr.Arnberg's   compensation   reflects  his
contribution  to the  Company and the  achievement  of  specific  long-term  and short-term  objectives of the Company.  In addition to the  Company's  financial performance,  the  Committee  has  taken  into  consideration  a number of other managerial and leadership factors.


                             COMPENSATION COMMITTEE:

                                 Marvin Broitman
                               Herbert M. Gardner
                               Douglas Schenendorf




                                       12




Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth the beneficial  ownership of shares of Class
A Common Stock and Class B Common Stock as of April 22, 1996, by (i) each person who owns more than 5% of the outstanding shares of Class A and Class B Common
Stock; (ii) each executive officer and director of the Company; and (iii) all officers and directors of the Company as a group:



Name and Address of                                           Amount and Nature of        Percent
Beneficial Owners (1)                  Title of Class (2)     Beneficial Ownership        of Class
- ---------------------                  -----------------      --------------------        --------

Henry Arnberg.......................        Class A                     43,230 (3)           1.2%
                                            Class B                  1,493,518 (4)          54.7%

Paul Levine.........................        Class A                     66,669 (5)           1.9%
                                            Class B                  1,163,731 (6)          42.6%

Tas Tsonis..........................        Class A                     84,478 (7)           2.5%
                                            Class B                          -                 -

Kenneth Shifrin.....................        Class A                      2,266 (8)             *
                                            Class B                          -                 -

Marvin Broitman.....................        Class A                      5,085 (9)             *
                                            Class B                          -

Herbert M. Gardner..................        Class A                     45,675 (10)          1.3%
                                            Class B                          -                 -


Douglas Schenendorf.................        Class A                     10,729 (11)            *
                                            Class B                          -                 -

Brian Goldberg......................        Class A                     84,478 (12)          2.5%
                                            Class B                          -                 -

All Officers and
Directors as a group                        Class A                    342,610 (3)(5)(7)     9.8%
(seven persons).....................                                           (8)(9)(10)
                                                                               (11)(12)
                                            Class B                  2,657,249 (4)(6)       97.3%

- -----------------
*less than one percent

(1)  All addresses are c/o Hirsch  International  Corp., 200 Wireless Boulevard,
     Hauppauge, New York 11788.

(2)  The Company's  outstanding  Common Stock  consists of two classes,  Class A
     Common  Stock and Class B Common  Stock.  The Class A Common  Stock and the
     Class B Common Stock are substantially identical except that two-thirds of the directors of the Company will be elected by the holders of the Class B
     Common Stock, Messrs. Arnberg and Levine and members of their immediate families, as long as the number of outstanding Shares of Class B Common
     Stock equals or exceeds 400,000 shares.

(3) Includes 31,250 shares of Class A Common Stock owned by his wife and 7,813 shares of Class A Common Stock owned by his minor child as to which he

                                       13




     disclaims beneficial ownership.Includes options to purchase 4,166 shares of Class A Common Stock. Does not include options to purchase 8,334 shares of Class A Common Stock not exercisable within sixty (60) days.

(4)  Includes  100,000  shares of Class B Common Stock 25,000  shares of Class B
     Common Stock owned by his minor child as to which he disclaims beneficial ownership.

(5) Includes 31,250 shares of Class A Common Stock owned by his wife and 31,252 shares of Class A Common Stock owned by trusts created for the benefit of his minor children as to which he disclaims beneficial ownership. Includes options to purchase 4,166 shares of Class A Common Stock. Does not include options to purchase 8,334 shares of Class A Common Stock not exercisable within sixty (60) days.

(6) Includes 100,000 shares of Class B Common Stock owned by his wife and 100,000 shares of Class B Common Stock owned by trusts created for the benefit of his minor children as to which he disclaims beneficial ownership.

(7) Includes 47,532 shares owned by The Tsonis Family Trust. Also includes options to purchase 16,438 shares of Class A Common Stock. Does not include options to purchase 4,167 shares of Class A Common Stock not exercisable within sixty (60) days.

(8)  Includes an option to purchase 1,641 shares of Class A Common Stock.

(9) Includes options to purchase 4,166 shares of Class A Common Stock. Does not include options to purchase 8,334 shares of Common Stock at exercise prices of $6.70 and $11.40 per share, respectively, not exercisable within sixty
     (60) days.

(10) Includes 6,563 shares held in his retirement account. Also includes 1,313 shares owned by his wife as to which he disclaims beneficial ownership.
     Includes a warrant to purchase 33,633 shares of Common Stock and options to purchase 4,166 shares of Class A Common Stock. Does not include options to purchase 8,334 shares of Class A Common Stock not exercisable within sixty
     (60) days.

(11) Includes 1,969 shares owned by his wife and 2,626 shares owned by his minor children as to which he disclaims beneficial ownership. Includes options to purchase 4,166 shares of Class A Common Stock. Does not include options to purchase 8,334 shares of Class A Common Stock not exercisable within sixty
     (60) days.

(12) Includes 47,532 shares owned by The Goldberg-Klapman Family Trust. Also includes options to purchase 16,438 shares of Class A Common Stock. Does not include an option to purchase 4,167 shares of Class A Common Stock not exercisable within sixty (60) days.

                                       14





         The Company is unaware of any arrangements which may result in a change in control of the Company.

Compliance with Section 16(a) of the Exchange Act.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Reporting Persons")
to file reports of ownership and changes in ownership  with the  Securities  and
Exchange Commission and to furnish the Company with copies of these reports. New rules governing these reports were adopted in February 1991 and generally became effective  in May 1991.  Based solely on the  Company's  review of the copies of such forms  received by it during its fiscal year ended  January 31,  1995,  the
Company   believes  that  the  Reporting   Persons   complied  with  all  filing
requirements applicable to them.

Certain Relationships and Related Transactions

     Until August 15, 1995, the Company leased approximately 16,500 square feet of executive office and warehouse space, at a base rental of $16,500 per month, from HAPL Associates, a partnership owned by the Company's President and Executive Vice President. On that date, HAPL Associates completed the sale of this facility on which date the lease was cancelled.

     The Company has advanced approximately $267,000 for premiums on split dollar life insurance for the Company's President and Executive Vice President.
The President and Executive Vice President are the beneficiaries of these policies. These advances are collateralized by the cash surrender value of the policies, which was $248,000 at January 31, 1996.

        The Company  purchases  certain  policies of insurance  through  Douglas
Schenendorf,  a director of the  Company.  In Fiscal  1996,  1995,  and 1994 the
Company   paid   insurance   premiums  of  $442,671,   $544,860  and   $361,765,
respectively, to companies with which Mr. Schenendorf is affiliated.

     The Company's By-Laws provide that all transactions between the Company and any of its officers, directors or affiliates must be approved by a majority of the unaffiliated members of the Board of Directors, will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be in connection with bona fide business purposes.

                  2. AMENDMENT TO THE COMPANY'S CERTIFICATE OF
                INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK

     On March 12, 1996, the Board of Directors determined it advisable to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock from 9,500,000 shares to 20,000,000 shares. The proposed amendment to the Certificate of Incorporation is set forth in full as Exhibit "A" to this Proxy Statement.

     The additional shares of Class A Common Stock for which authorization is sought would be part of the existing class of Class A Common Stock and would have the same rights and privileges as the shares of Class A Common Stock which are presently authorized. Such additional shares would not (and the shares of Class A Common Stock presently outstanding do not) entitle the holders thereof to preemptive rights to subscribe for additional shares or cumulative voting rights.

                                       15





     As of the date hereof, there were 3,424,557 Class A Common Stock (of which 384,375 shares were reserved for issuance under the Company's stock option plans and 125,000 were reserved for issuance upon the exercise of warrants granted to the underwriter of the Company's initial public offering) and 2,732,249 shares of Class B Common Stock outstanding. The remainder of shares of authorized Class
A Common Stock are not issued or subject to reservation.

     The Company does not currently have any plans, agreements or commitments with respect to the issuance of additional shares of Class A Common Stock.

     Any authorized but unissued or unreserved Class A Common Stock would be available for issuance at such times, on such terms and for such purposes as the Board of Directors may deem advisable in the future without further action by stockholders, except as may be required by law or the rules of the stock exchange on which the Company's capital stock is listed at the time. In addition to being available for future financing and general corporate purposes, including, without limitation, stock splits and stock dividends. The Class A
Common Stock to be authorized by the proposed amendment would be available for use in acquisitions.

     The Board of Directors believes that an increase in the authorized shares is advisable at this time since it would give the Company greater flexibility in negotiating future acquisitions using Class A Common Stock, in addition to providing a resource for future financing, and for other general corporate purposes.

                 THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR"
                           THE ADOPTION OF PROPOSAL 2.


                        3. AMENDMENT OF STOCK OPTION PLAN
             TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE
                       THEREUNDER FROM 196,875 TO 600,000


     At the Meeting, the Company's stockholders will be asked to approve an amendment to the 1993 Plan to increase the number of shares of Class A Common
Stock authorized for issuance thereunder from 196,875 to 600,000. The 1993 Plan was adopted by the Board of Directors of the Company in December, 1993, and approved by the Stockholders of the Company in July, 1994.

     The Board believes that in order to enable the Company to continue to attract and retain personnel of the highest caliber, provide incentives for certain directors, officers and employees of the Company and certain other persons instrumental to the success of the Company and to continue to promote the well-being of the Company, it is in the best interest of the Company and its stockholders to provide to such persons, through the granting of stock options, the opportunity to participate in the value and/or appreciation in value of the Company's Common Stock. The Board has found that the grant of options under the 1993 Plan has proven to be a valuable tool in attracting and retaining key employees. It believes that such authority, in view of the substantial growth of the Company and need to continue to expand, should be expanded to increase the number of options which may be granted under the 1993 Plan. The Board believes that such authority (i) will provide the Company with significant means to attract and retain talented personnel; (ii) will result in saving cash, which

                                       16




otherwise would be required to maintain current key employees and adequately attract and reward key personnel; and (iii) consequently will prove beneficial to the Company's ability to be competitive.

     As of the date hereof, the Company has granted options to purchase 52,148 shares of Common Stock under the 1993 Plan including grants to certain officers and directors.

     If the above-described amendment to the 1993 Plan is approved by the stockholders, additional options may be granted under the 1993 Plan, the timing, amounts and specific terms of which cannot be determined at this time.

     The following summary of the 1993 Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the 1993 Plan, as proposed to be amended, set forth as Exhibit "B" to this Proxy
Statement.

Summary of the 1993 Plan

     The 1993 plan has 196,875 shares of Common Stock reserved for issuance upon the exercise of options designated as either (i) incentive stock options
("ISOs") under the Code or (ii) non-qualified stock options. ISOs may be granted under the 1993 Plan to employees and officers of the Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company. In certain circumstances, the exercise of stock options may have an adverse effect on the market price of the Common Stock.

     The purpose of the 1993 Plan is to encourage stock ownership by certain directors, officers and employees of the Company and certain other persons instrumental to the success of the Company and give them a greater personal interest in the success of the Company. The 1993 Plan is administered by the Stock Option Committee. The Committee, within the limitations of the 1993 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the option purchase price per share and the manner of exercise, the time, manner and form of payment upon exercise of an option, and whether restrictions such as repurchase rights in the Company are to be imposed on the shares subject to options. Options granted under the 1993 Plan may not be granted at a price less than the fair market value of the Common Stock on the date of the grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company).
The aggregate fair market value of shares for which ISOs granted to any person are exercisable for the first time by such person during any calendar year
(under all stock option plans of the Company and any related corporation) may not exceed $100,000. The 1993 Plan will terminate in December 2003; however, options granted under the 1993 Plan will expire not more than five years from the date of grant. Options granted under the 1993 Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution.

Certain Federal Income Tax Consequences of the Plan

     The following is a brief summary of the Federal income tax aspects of stock options to be granted under the 1993 Plan based upon statutes, regulations and interpretations in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.


                                       17




     Incentive Stock Options. A participant will recognize no taxable income upon the grant or exercise of an ISO. Upon a disposition of the shares after the later of two years from the date of grant and one year after the transfer of the shares to the participant, (i) the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets; and (ii) the Company will not qualify for any deduction in connection with the grant or exercise of the options. The excess, if any, of the fair market value of the shares on the date of exercise of an ISO over the exercise price will be treated as an item of adjustment for a participant's taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. In the case of a disposition of shares in the same taxable year as the exercise, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price which is the same amount included in the regular taxable income.

     If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the holding periods described above, (i) the participant will recognize ordinary compensation income in the taxable year of disposition on an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and (ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the limitation that the compensation be reasonable. The participant will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets, as short-term or long-term capital gain, depending on the length of time that the participant held the shares, and the Company will not qualify for a deduction with respect to such excess.

     Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a nonqualified stock option.
See "Nonqualified Stock Options."

     Nonqualified  Stock  Options.  Except  as  noted  below,  with  respect  to nonqualified  stock options (i) upon grant of the option,  the participant  will recognize no income;  (ii) upon  exercise of the option (if the shares of Common
Stock are not subject to a substantial risk of forfeiture), the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount,  subject to the requirement that the  compensation be reasonable;  (iii) the Company will
be  required  to  comply  with   applicable   Federal  income  tax   withholding
requirements  with  respect  to  the  amount  of  ordinary  compensation  income recognized by the participant; and (iv) on a sale of the shares, the participant will recognize gain or loss equal to the difference,  if any, between the amount realized and the sum of the exercise price and the ordinary  compensation income recognized.  Such gain or loss will be treated  as  capital  gain or loss if the shares are capital  assets and as short-term or long-term  capital gain or loss, depending upon the length of time that the participant held the shares.




                                       18


Recommendation and Vote Required

     The vote of the holders of a majority of the shares of the Company's Common
Stock present in person or represented by proxy at the Meeting is required to adopt the foregoing proposal to amend the 1993 Plan.

                 THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR"
                           THE ADOPTION OF PROPOSAL 3.


                   4. RATIFICATION OF THE BONUS PROVISIONS OF
                    THE COMPANY'S EMPLOYMENT AGREEMENTS WITH
                   ITS PRESIDENT AND EXECUTIVE VICE PRESIDENT.

     The Company has previously entered into employment agreements with its President and Executive Vice President, which agreements became effective
February 17, 1994 and terminate February 17, 1999. Each Employment Agreement was ratified by the Compensation Committee in March 1996. Each employment agreement contains a provision providing for the payment of an annual bonus equal to five
(5%) percent of the Company's pre-tax profits calculated without regard to the bonus paid to such executive or any other executive bonus. A copy of such bonus provision is set forth in full as Exhibit "C" to this Proxy Statement.

     The bonus  provisions are being submitted to the  stockholders in an effort to  assure  that  payment  of the  bonus to the  President  and  Executive  Vice
President  will be tax  deductible  by the Company.  Section  162(m) of the Code limits the  deduction of  compensation  in excess of $1 million per year paid to each Named  Executive  unless such  compensation  is based on the achievement of
certain  pre-established   performance  goal(s)  which  have  been  set  by  the
Compensation Committee and approved by the Company's stockholders.

     Stockholder approval of these bonus provisions is necessary for assuring the tax-deductible status of the bonus payments made to the Company's President and Executive Vice President. In the event stockholder approval is not obtained, the Company will nevertheless be required to make the bonus payments to the President and Executive Vice President pursuant to the terms of their employment agreements any amounts paid in excess of $1 million will not be deductible by the Company.

                 THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR"
                           THE ADOPTION OF PROPOSAL 4.


                            5. SELECTION OF AUDITORS

     The  Board  of  Directors  recommends  that  the  stockholders  ratify  the appointment of Deloitte & Touche LLP, independent auditors,  which served as the
Company's independent auditors for the last fiscal year, as independent auditors to audit the Company's  COnsolidated  Financial  Statements  for the fiscal year ending January 31, 1997. A representative of Deloitte & Touche is expected to be present at the Meeting and will be given the opportunity to make a statement and
to  answer  any  questions  any   stockholder  may  have  with  respect  to  the
Consolidated  Financial Statements of the Company for the year ended January 31,
1996.



                                       19




                 THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR"
                           THE ADOPTION OF PROPOSAL 5.

                                6. OTHER BUSINESS

     The Board of Directors has no knowledge of any other business which may come before the Meeting and does not intend to present any other business.
However, if any other business shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares of Class A Common Stock represented by the accompanying proxy in accordance with their best judgment.

Stockholder's Proposals

     Any stockholder of the Company who wishes to present a proposal to be considered at the next annual meeting of stockholders of the Company and who wishes to have such proposal presented in the Company's proxy statement for such Meeting must deliver such proposal in writing to the Company at 200 Wireless
Boulevard, Hauppauge, New York 11788, on or before February 22, 1997. In order to curtail controversy as to the date on which the proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail, return receipt requested.


                                   By Order of the Board of Directors


                                   Paul Levine, Secretary



     The Company will furnish without charge to each person whose proxy is being solicited by this proxy statement, on the written request of such person, a copy of the Company's Annual Report on Form 10-K, for its fiscal year ended January
31, 1996.  Such request  should be addressed to  Stockholder  Relations,  Hirsch
International Corp., 200 Wireless Boulevard, Hauppauge, New York 11788.


Dated:  May 23, 1996


                                       20




                                   EXHIBIT "A"
                            FORM OF AMENDMENT TO THE
                     COMPANY'S CERTIFICATE OF INCORPORATION


     By striking out the whole of ARTICLE FOURTH, as it now exists, and inserting in lieu and instead thereof a new ARTICLE FOURTH, reading as follows:

     "The Corporation may issue three classes of shares as follows:

     1. Class A Common Stock.  The aggregate  number of shares of Class A Common
Stock which the Corporation  may issue is 20,000,000  shares with a par value of
$.01.  The shares shall be  designated  as "Class A Common Stock" and shall have
identical   rights  and  privileges  in  every  respect.   The  dividend  rights
attributable  to the holders of Class A Common Stock shall be identical to those of the holders of Class B Common Stock and all stock  dividends shall be paid in
Class A Common Stock.  Each  shareholder of record shall be entitled to one vote per share on all matters submitted to a vote of the shareholders, except that as long as the  number  of  outstanding  shares of Class B Common  Stock  equals or exceeds  400,000  shares,  the holders of the Class A Common Stock,  voting as a class,  shall be entitled to elect  one-third of the Board of Directors  and the holders of the Class B Common  Stock,  voting as a class,  shall be  entitled to elect two-thirds of the Board of Directors.

     2. Class B Common Stock.  The aggregate  number of shares of Class B Common
Stock which the  Corporation  may issue is 3,000,000  shares with a par value of
$.01.  The shares shall be  designated  as "Class B Common Stock" and shall have
identical   rights  and  privileges  in  every  respect.   The  dividend  rights
attributable  to the holders of Class B Common Stock shall be identical to those of the holders of Class A Common Stock and all stock  dividends shall be paid in
Class A Common Stock.  Each  shareholder of record shall be entitled to one vote per share on all matters submitted to a vote of the shareholders, except that as long as the  number  of  outstanding  shares of Class B Common  Stock  equals or exceeds  400,000  shares,  the holders of the Class A Common Stock,  voting as a
Class,  shall be entitled to elect  one-third of the Board of Directors  and the holders of the Class B Common  Stock,  voting as a class,  shall be  entitled to elect two-thirds of the  Corporation's  Board of Directors.  A holder of Class B
Common Stock may at any time convert any portion or all of such Stock into Class
A Common Stock on a one-for-one basis. In the event of any disposition of shares of Class B Common Stock,  other than to a holder of Class B Common  Stock,  such shares  shall be deemed to be  automatically  converted  into an equal number of fully paid and  non-assessable  shares of Class A Common Stock.  At such time as the number of  outstanding  shares of Class B Common Stock is less than 400,000, all remaining  shares of the Class B Common Stock shall be deemed  automatically converted  into an equal number of shares of Class A Common Stock.  This article
FOURTH may not be amended to increase the authorized number of shares of Class B
Common Stock.

     3. Preferred Stock. The aggregate number of shares of Preferred Stock which the Corporation may issue is 1,000,000, with a par value of $.01. The Preferred
Stock may by issued from time to time in series. The shares of each series shall be subject not only to the provisions of this Article 4.c, which is applicable to all series of preferred shares, but also to the additional provisions with respect to such series as are fixed from time to time by the Board of Directors.
The Board of Directors is hereby authorized and required to fix, in the manner and to the fullest extent provided

                                       A-1




and permitted by law, all provisions of the shares of each series not otherwise set forth in this Certificate, including, but not limited to:

     a. Designation of Series-Number of Shares. The distinctive designation of each series and the number of shares constituting such series, which number may be increased (except where otherwise provided by the Board of Directors in its resolution creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board of Directors;

     b. Dividend Rates and Rights. The annual rate and frequency of payment of dividends payable on the shares of all series and the dividend rights applicable thereto, including, in the event of Cumulative Preferred Stock, the date from which dividends shall be cumulative on all shares of any series issued prior to the record date for the first dividend on shares of such series;

     c. Redemption. The rights, if any, of the Corporation to redeem; the terms and conditions of redemption; and the redemption price or prices, if any, for the shares of each, any, or all series;

     d. Sinking Fund. The obligation, if any, of the Corporation to maintain a sinking fund for the periodic redemption of shares of any series and to apply the sinking fund to the redemption of such shares;

     e. Voluntary Liquidation Preferences. The amount payable on shares of each series in the event of any voluntary liquidation, dissolution, or winding up of the affairs of the Corporation;

     f. Conversion Rights. The rights, if any, of the holders of shares of each series to convert such shares into the Corporation's Common Stock and the terms and conditions of such conversion; and

     g. Voting Rights. The voting rights, if any, of the holders of the shares of each series, and any other preferences, and relative, participating, optional, or other special rights, and any qualifications, limitations, or restrictions thereof."


                                       A-2




                                   EXHIBIT "B"

                           HIRSCH INTERNATIONAL CORP.
                                STOCK OPTION PLAN


     1. Plan;  Purpose;  General.  The  purpose of this Stock  Option  Plan (the
"Plan")  is  to  advance  the  interests  of  Hirsch  International  Corp.  (the
"Company") by enhancing the ability of the Company to attract and retain selected employees, consultants, advisors to the Board of Directors and qualified directors (collectively the "Participants") by creating for such Participants incentives and rewards for their contributions to the success of the Company, and by encouraging such Participants to become owners of shares of the Company's Class A Common Stock, par value $0.01 per share, as the title or par value may be amended (the "Shares").

     Options  granted  pursuant  to the  Plan  may be  incentive  stock  options
("Incentive Options") as defined in the Internal Revenue Code of 1986, as amended (the "Code") or non-qualified options, or both. The proceeds received from the sale of Shares pursuant to the Plan shall be used for general corporate purposes.

     1. Effective Date of Plan. The Plan will become effective upon approval by the Board of Directors (the "Board"), and shall be subject to the approval by the holders of at least a majority of all Shares present in person and by proxy and entitled to vote thereon at a meeting of stockholders of the Company within 12 months after the Company has a class of equity securities registered under the Securities Act of 1933, as amended (the "Act").

     2. Administration of the Plan. The Plan will be administered by the Board of the Company. The Board will have authority, not inconsistent with the express provisions of the Plan, to take all action necessary or appropriate thereunder, to interpret its provisions, and to decide all questions and resolve all disputes which may arise in connection therewith. Such determinations of the Board shall be conclusive and shall bind all parties.

     The Board may, in its discretion, delegate its powers with respect to the Plan to an employee benefit plan committee or any other committee (the
"Committee"), in which event all references to the Board hereunder, including without limitation the references in Section 9, shall be deemed to refer to the Committee. The Committee shall consist of not fewer than two members. Each of the members must be a "disinterested person" as that term is defined in Rule
16b-3 adopted  pursuant to the  Securities  Exchange Act of 1934 (the  "Exchange
Act"). A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by the majority of its members present at a meeting. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by all of the Committee members.

     The Board and the Committee, if any, shall have the authority to determine eligibility, the number of options granted and the exercise price of options.

     3. Eligibility. The Participants in the Plan shall be all employees, consultants, advisors to the Board of Directors and qualified directors of the Company or any of its present or future subsidiaries





(as defined in Section 8) whether or not they are also  officers of the Company.
Members  of the  Committee  are  eligible  only  if  they  do not  exercise  any
discretion  in  selecting   Participants  who  receive  grants  of  options,  in
determining  the  number  of  shares  to be  granted  to any  Participant  or in determining the exercise price of any options,  or if counsel to the Company may otherwise  advise  the  Committee  that the taking of any such  action  does not impair the status of such eligible Committee members as "disinterested  persons"
within the meaning of Exchange Act Rule 16b-3.

     4. Grant of Options.

     (a) The Board shall grant options to Participants that it, in its sole discretion, selects. Options shall be granted on such terms as the Board shall determine except that Incentive Options shall be granted on terms that comply with the Code and Regulations thereunder.

     (b) No options shall be granted after December 3, 2003 but options previously granted may extend beyond that date.

     5. Terms and Conditions of Options

     (a) Exercise Price. Except as provided in Section 5(b) of this Plan, the purchase price per Share for Shares issuable upon exercise of options shall be a minimum of 100% of fair market value on the date of grant and shall be determined by the Board. For this purpose, "fair market value" will be determined as set forth in Section 8. Notwithstanding the foregoing, if any person to whom an option is to be granted owns in excess of ten percent of the outstanding capital stock of the Company, then no option may be granted to such person for less than 110% of the fair market value on the date of grant as determined by the Board.

     (b) Period of Options. Unless earlier terminated, options shall terminate and no longer be exercisable five years from the date of grant.

     (c) Payment for Delivery of Shares. Shares which are subject to options shall be issued only upon receipt by the Company of full payment of the purchase price for the Shares as to which the option is exercised. The purchase price shall be payable by the Participant to the Company either (i) in cash or by check, bank draft or money order payable to the order of the Company; or (ii) for Incentive Options, through the delivery of Shares owned by the Participant for a period of not less than six months and for which the Participant has good title (free and clear of any liens and encumbrances) having a fair market value equal to the purchase price; or (iii) for non-qualified options, by a combination of cash and Shares as provided in (i) and (ii) above.

     The Company shall not be obligated to deliver any Shares unless and until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, nor, if the outstanding Class A Common
Stock is at the time listed on any securities exchange, unless and until the Shares to be delivered have been listed (or authorized to be added to the list upon official notice of issuance) upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of Shares have been approved by the Company's counsel. Without limiting the generality of the foregoing, the Company may require from the person exercising an option such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Act and applicable state securities laws.


                                       B-2




     A Participant shall have the rights of a shareholder only as to Shares actually acquired by him under the Plan.

     (d) Vesting. Except for options granted pursuant to Section 5(b) of this Plan, the Board may impose such vesting restrictions as it sees fit at the time of grant.

     (e) Non-Transferability of Options. Options may not be sold, assigned or otherwise transferred or disposed of in any manner whatsoever except as provided in Section 6(g).

     (f) Forfeiture of Options upon Termination of Relationship. All previously unexercised options including options which have not vested shall terminate and be forfeited automatically upon the termination for any reasons whatsoever of a Participant's status as an employee, consultant on advisor to the Board. Except as provided in Section 6(g) below, unexercised options granted to directors shall not terminate or be forfeited in the event such person is no longer a director of the Company.

     (g) Death. If a Participant dies at a time when he is entitled to exercise an option, then at any time or times within one year after his death (or such further period as the Board may allow) such options may be exercised, as to all or any of the Shares which the Participant was entitled to purchase immediately prior to his death, by his personal representative or the person or persons to whom the options are transferred by the will or the applicable laws of descent and distribution, and except as so exercised such options will expire at the end of such period.

     (h) Loans to Exercise Option. If requested by any Participant to whom a grant of non-qualified options has been made, the Company or any subsidiary may loan such person the amount of money necessary to pay the federal income taxes incurred as a result of the exercise of any options (or guarantee a bank loan for such purpose), assuming that the Participant is in the maximum federal income tax bracket six months from the time of exercise and assuming that the Participant has no deductions which would reduce the amount of such tax owed.
The loan shall be made on or after April 15th of the year following the year in which the amount of tax is determined as may be requested by the Participant and shall be made on such terms as the Company or lending bank determines.

     (i)  Withholding  Taxes.  To the extent  that the  Company is  required  to withhold taxes for federal  income tax purposes in connection  with the exercise of any options,  the Company shall have the right to assist the  Participant  to satisfy such withholding requirement by (i) the Participant paying the amount of the required withholding tax to the Company, (ii) the Participant  delivering to the  Company  Shares  of its  Class  A  Common  Stock  previously  owned  by the
Participant or (iii) the Participant  having the Company retain a portion of the
Shares covered by the option  exercise.  The number of Shares to be delivered to or withheld by the Company  times the fair market  value as defined by Section 9 of this Plan shall equal the cash  required to be  withheld.  To the extent that the Company elects to allow the  Participant  either to deliver or have withheld
Shares of the  Company's  Class A Common  Stock,  the Board or the Committee may
require him to make such election only during certain  periods of time as may be
necessary  to  comply  with  appropriate   exemptive  procedures  regarding  the
"short-swing"  profit provisions of Section 16(b) of the Exchange Act or to meet certain Code requirements.

     6. Shares Subject to Plan.


                                       B-3




     (a) Number of Shares and Stock to be Delivered. Shares delivered pursuant to this Plan shall in the discretion of the Board be authorized but unissued
Shares of Class A Common Stock or previously issued Shares acquired by the Company. Subject to adjustments as described below, the aggregate number of Shares which may be delivered under this Plan shall not exceed 600,000 Shares of Class A Common Stock of the Company.

     (b) Changes in Stock. In the event of a stock dividend, stock split or combination of Shares, recapitalization, merger in which the Company is the surviving corporation or other change in the Company's capital stock, the number and kind of Shares of stock or securities of the Company to be subject to the Plan and to options then outstanding or to be granted thereunder, the maximum number of Shares or securities which may be delivered under the Plan, the option price and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons. In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding stock by a single person or entity, or in the event of the sale or transfer of substantially all the Company's assets, all outstanding options shall thereupon terminate.

     The Board may also adjust the number of Shares subject to outstanding options, the exercise price of outstanding options and the terms of outstanding options to take into consideration material changes in accounting practices or principles, consolidations or mergers (except those described in the immediately preceding paragraph), acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan.

     7. Definitions.

     (a) For purposes of the Plan, a subsidiary is any corporation (i) in which the Company owns, directly or indirectly, stock possessing 50 percent or more of the total combined voting power of all classes of stock or (ii) over which the Company has effective operating control.

     (b) The fair market value of the Class A Common Stock shall be deemed to be:

     (i) the closing price of the Company's  Class A Common Stock appearing on a national  securities exchange if the Company's common stock is listed on such an exchange,  or if not listed,  the average  closing  bid price  appearing  on the
National   Association  of  Securities   Dealers   Automated   Quotation  System
("NASDAQ");

     (ii) if the Shares are not listed on NASDAQ, then the average bid price for the Company's stock as listed in the National Quotation Bureau's pink sheets;

     (iii) if there are no listed bid prices published in the pink sheets, then the market value shall be based upon the average closing bid price as determined following a polling of all dealers making a market in the Company's Shares.

     8. Indemnification of Board. In addition to and without affecting such other rights of indemnification as they may have as members of the Board or otherwise, each member of the Board shall be indemnified by the Company to the extent legally possible against reasonable expenses, including attorney's fees, actually and reasonably incurred in connection with any appeal therein, to which he may be a party by reason of any action taken or failure to act under or in connection with

                                       B-4




the Plan, or any option granted thereunder, and against all judgments, fines and amounts paid by his in settlement thereof; provided that such payment of amounts so indemnified is first approved by a majority of the members of the Board who are not parties to such action, suit or proceedings, or by independent legal counsel selected by the Company, in either case on the basis of a determination that such member acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; and except that no indemnification shall be made in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is liable for a breach of the duty of loyalty, bad faith or intentional misconduct in his duties; and provide, further that the Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend same.

     9. Amendments. The Board may at any time discontinue granting options under the  Plan.  The  Board  may at any time of  times  amend  the Plan or amend  any outstanding  option or options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law,  provided that (except to the extent explicitly required or permitted herein above) no such amendment will, without the approval of the  stockholders  of the Company,  (a) increase the maximum number of Shares available under the Plan, (b) reduce the option price of outstanding  options or reduce the price at which  options  may be  granted,  (c) extend the time within which options may be granted, (d) amend the provisions of this Section 10 of the
Plan, (e) extend the period of an outstanding  option beyond five years from the date of grant, (f) adversely  affect the rights of any Participant  (without his
consent)  under  any  options   theretofore  granted  or  (g)  be  effective  if
stockholder approval is required by applicable statute, rule or regulation.


                                       B-5




                                   EXHIBIT "C"

                        BONUS PROVISION FOR THE COMPANY'S
                     PRESIDENT AND EXECUTIVE VICE PRESIDENT


     Executive shall be entitled to an annual bonus equal to five (5%) percent of the Company's pre-tax profits calculated without regard to this or any other executive bonus. Payment of the bonus, if any, shall be made within one hundred twenty (120) days after the end of each fiscal year of the Company, with an interim bonus advance being permitted based upon six (6) months operating results, subject, however, to reimbursement to the Company by the Executive based upon year-end operating results. Each payment shall be accompanied by a financial statement of the Company and a schedule calculating such bonus.
Pre-tax profits of the Company shall be determined in accordance with generally accepted accounting principles (under United States professional accounting standards) consistently applied. Any period of less than a full year which this bonus is calculated shall be pro rated.


                                       C-1




                      ------------------------------------
                           CLASS A COMMON STOCK PROXY
                      ------------------------------------

                           HIRSCH INTERNATIONAL CORP.
                             200 Wireless Boulevard
                               Hauppauge, NY 11788

     This Proxy is Solicited on Behalf of the Board of Directors.

     The  undersigned,  revoking all previous  proxies,  hereby  appoints  Henry
Arnberg, Paul Levine, Tas Tsonis and Herbert M. Gardner, and each of them, proxies with power of substitution to each, for and in the name of the undersigned to vote all shares of Class A Common Stock of Hirsch International
Corp. (the "Company"), held of record by the undersigned on April 22, 1996, which the undersigned would be entitled to vote if present at the Annual Meeting of Stockholders of the Company to be held on June 21, 1996, at 10:00 a.m. at The
Huntington Hilton, 598 Broadhollow Road, Melville, New York 11747, and any adjournments thereof, upon the matters set forth in the Notice of Annual
Meeting.

     The undersigned acknowledges receipt of the Notice of Annual Meeting, Proxy
Statement and the Company's 1996 Annual Report.

     1. ELECTION OF DIRECTORS

         FOR all nominees listed                     Withhold Authority to vote
         below (except as marked                     for all nominees listed
         to the contrary below) ______               below ______

     (Instruction: To withhold authority to vote for an individual nominee strike a line through such nominee's name in the list below.)

                                MARVIN BROITMAN
                              DOUGLAS SCHENENDORF

     2. AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION

         FOR ______        AGAINST ______        ABSTAIN ______

     3. AMENDMENT OF THE COMPANY'S STOCK OPTION PLAN

         FOR ______        AGAINST ______        ABSTAIN ______

     4.  RATIFICATION  OF  THE  BONUS  PROVISIONS  OF THE  COMPANY'S  EMPLOYMENT
         AGREEMENTS WITH ITS PRESIDENT AND EXECUTIVE VICE PRESIDENT

         FOR ______        AGAINST ______        ABSTAIN ______

     5.  RATIFICATION  OF  THE  APPOINTMENT  OF  DELOITTE  &  TOUCHE  LLP AS THE
         COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 31,
         1997






         FOR ______        AGAINST ______        ABSTAIN ______

6.       TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
         MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF

         FOR ______        AGAINST ______        ABSTAIN ______


     PLEASE  SIGN ON THE  REVERSE  SIDE AND RETURN  THIS PROXY  PROMPTLY  IN THE
ENCLOSED ENVELOPE.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and when properly executed will be voted as directed herein. If no direction is given, this Proxy will be voted FOR Proposals 1, 2, 3, 4, 5 and 6.




- ---------------------------------
(Date)


- ---------------------------------
(Signature)


- ---------------------------------
(Signature, if held jointly)

Please sign exactly as name appears below. If Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please list full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please sign, date and return promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.

